Exhibit 21

General Binding Corporation
Subsidiaries of the Registrant (10)

Exhibit No. 21

Note: Certain insignificant subsidiaries have been excluded from Exhibit No. 21 under Rule 1-02(w) of Regulation S-X. These excluded subsidiaries considered in the aggregate as a single subsidiary would not constitute a significant subsidiary.

The following listing represents subsidiaries of the registrant as of February 28, 2001:

Corporate Name	Incorporated In	Ownership

GBC Australia Pty. Ltd. ...................................................	Australia	100% (2) (5)
GBC/Fordigraph Pty. Ltd. ................................................	Australia	100% (3)
GBC Handelsgesellschaft M.b.H.	Austria	100% (7)
GBC International Export Sales Corp.	Barbados	100% (2)
GBC General Binding (Belgie) N.V.	Belgium	100% (7)
GBC International Services S.P.R.L. ...............................	Belgium	100% (2)
GBC Canada, Inc. .............................................................	Canada	100% (2)
VeloBind, Inc. ..................................................................	Delaware	100%
GBC France S.A.S....................................	France	100% (2)
GBC Deutschland GmbH .................................................	Germany	100%
Interbinding GmbH .........................................................	Germany	100% (4)
Ibico Deutschland, GmbH .......................	Germany	100% (4)
GBC Modi Ltd.	India	40% (12)
GBC International Finance Company	Ireland	100% (9)
Printing Wire Supplies Limited .......................................	Ireland	100% (2)
General Binding Corporation Italia S.r.l.. .......................	Italy	100% (2) (4)
GBC Japan K.K. ...............................................................	Japan	100% (2)
GMP Co., Ltd...................................................................	Korea	80%
Anillos Plasticos de Mexico S.A.....................	Mexico	100%
Grupo GBC S.A. de C.V. ...............................	Mexico	100%
GBC Mexicana, S.A. de C.V.	Mexico	100% (10)
Compania Papelera Marmo S.V.	Mexico	100% (10)
Federbush de Mexico S.A.	Mexico	100% (11)
PBB&R S.A. de C.V. .......................................................	Mexico	100% (2)
GBC Nederland B.V. .......................................................	Netherlands	100% (2)
GBC India Holdings Corp.	Nevada	100%
GBC International, Inc......................................................	Nevada	100%
GBC New Zealand Ltd	New Zealand	100% (3)
GBC Polska Sp.z.o.o. ............................	Poland	100% (2)
Ibico Portuguesa, Lda. .....................................................	Portugal	100% (4)
GBC Singapore Pte. Ltd	Singapore	100% (2)
Ibico Holdings Singapore Pte. Ltd. .................................	Singapore	100% (4)
Ibico Singapore Pte. Ltd. .................................................	Singapore	100% (6)
Ibico Iberia S.A. ..............................................................	Spain	100% (4)
Ibico Scandinavia AB .....................................	Sweden	100% (2)(4)
GBC Schweiz A.G. ..........................................................	Switzerland	100% (2)
Ibico GmbH ..................................	Switzerland	100% (2)
Ibico Trading GmbH .......................................................	Switzerland	100% (4)
GBC United Kingdom Holdings, Ltd. .............................	United Kingdom	100% (2)
GBC United Kingdom Limited ........................................	United Kingdom	100% (1)
Ibico Limited ...................................................................	United Kingdom	100% (5)

(1) Subsidiary of Ibico Limited
(2) Subsidiary of GBC International, Inc.
(3) Subsidiary of GBC Australia Pty. Ltd.
(4) Subsidiary of Ibico GmbH
(5) Subsidiary of GBC United Kingdom Holdings, Ltd.
(6) Subsidiary of Ibico Holdings Singapore Pte. Ltd.
(7) Subsidiary of GBC Nederland B.V. (Holland)
(8) Subsidiary of GBC Canada, Inc.
(9) Subsidiary of GBC Handelsgesellschaft M.b.h. (Austria)
(10) Subsidiary of Grupo GBC S.A. de C.V. (Mexico)
(11) Subsidiary of GBC Mexicana, S.A. de C.V. (Mexico)
(12) Subsidiary of GBC India Holdings, Inc. (Nevada)